UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

November 15, 2007

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

                On November 15, 2007, the Board of Directors of Hewlett-Packard Company (“HP”) approved an amendment to Section 2.3 and Section 2.5 of Article II of HP’s amended and restated bylaws to permit HP stockholders to cause a special meeting of HP stockholders to be held.  The amendment, which was effective immediately upon approval, permits holders of at least 25% of the outstanding HP shares entitled to vote on the matter or matters to be brought before the special meeting to cause the meeting to be held.  The amendment further provides that, if HP’s Board of Directors determines in good faith that the business specified in the stockholders’ request will be included in an upcoming annual meeting of stockholders within 90 days, the special meeting will not be held.   Previously, HP stockholders were not empowered to cause a special meeting of stockholders to be held, except in the event that the entire Board of Directors became vacant.

                The amended and restated Bylaws of HP reflecting this amendment are filed as Exhibit 99.1 to this report.

Item 8.01.  Other Events.

                On November 19, 2007, the Board of Directors of HP authorized an additional $8.0 billion for future repurchases of its outstanding shares of common stock.  HP intends to use the additional authorization to repurchase its shares from time to time to offset the dilution created by shares issued under employee stock plans and to repurchase shares opportunistically.  During its fourth fiscal quarter ended October 31, 2007, HP repurchased approximately $2.0 billion worth of its shares in open market repurchase transactions.  As of October 31, 2007, HP had $2.7 billion of repurchase authorization remaining under the $8.0 billion repurchase authorization approved by the Board of Directors in March 2007.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Bylaws of Hewlett-Packard Company, as amended and restated (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: November 19, 2007	By:	/s/ Charles N. Charnas
	Name:	Charles N. Charnas
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Bylaws of Hewlett-Packard Company, as amended and restated (filed herewith).